UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2025

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FI	The New York Stock Exchange
1.125% Senior Notes due 2027	FI27	The New York Stock Exchange
1.625% Senior Notes due 2030	FI30	The New York Stock Exchange
2.250% Senior Notes due 2025	FI25	The New York Stock Exchange
3.000% Senior Notes due 2031	FI31	The New York Stock Exchange
4.500% Senior Notes due 2031	FI31A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, Fiserv, Inc. (the “Company”) announced that Takis Georgakopoulos, an Executive Vice President of the Company, had been appointed to serve as the Chief Operating Officer, effective April 2, 2025. In his new role, Mr. Georgakopoulos will be responsible for the Company’s technology operations and Merchant Solutions business. Mr. Georgakopoulos will succeed Guy Chiarello, the Company’s current Chief Operating Officer, who will transition to the role of Vice Chairman supporting enterprise technology strategy and solutions effective as of April 2, 2025. Jennifer LaClair will continue to serve as Head of Merchant Solutions reporting to Mr. Georgakopoulos.

Mr. Georgakopoulos, age 55, has served as an Executive Vice President of the Company and a member of the Company’s management committee since September 2024. Prior to joining the Company, from 2007 to 2024, he served JPMorgan Chase & Co., a global financial services firm, in various leadership roles, most recently, from 2017 to 2024, as Global Head of Payments for J.P. Morgan’s Corporate & Investment Bank. Earlier in his career, Mr. Georgakopoulos was a partner at McKinsey & Company, where he helped lead McKinsey’s Asset Management practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: April 2, 2025	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer